Exhibit 99.1

Carlyle Secured Lending, Inc. Announces Intent to Redeem All Outstanding 8.20% Notes Due 2028

October 31, 2025

NEW YORK, Oct. 31, 2025 (GLOBE NEWSWIRE) — Carlyle Secured Lending, Inc. (the “Company”) (Nasdaq: CGBD) today announced that it intends to redeem all $85,000,000 aggregate principal amount of its outstanding 8.20% Notes due 2028 (the “2028 Notes”) on December 1, 2025 (the “Redemption Date”). A notice of redemption will be mailed to all registered holders of the 2028 Notes by U.S. Bank Trust Company, National Association, as successor trustee to The Bank of New York Mellon Trust Company, N.A (the “Trustee”), in accordance with the terms of the Indenture, dated as of November 20, 2023 (the “Base Indenture”), between the Company and the Trustee, and the First Supplemental Indenture, dated as of November 20, 2023 (together with the Base Indenture, the “Indenture”). The redemption price for the 2028 Notes will equal 100% of the principal amount of the 2028 Notes being redeemed, plus accrued and unpaid interest otherwise payable for the then-current quarterly interest period accrued to, but excluding, the Redemption Date. In connection with the redemption, the 2028 Notes will be delisted from the Nasdaq Global Select Market (Nasdaq: CGBDL).

This communication does not constitute a notice of redemption under the terms of the Indenture, nor an offer to tender for, or purchase, any 2028 Notes or any other security.

About Carlyle Secured Lending: Carlyle Secured Lending, Inc. is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our objective is to generate current income and capital appreciation by sourcing and providing senior secured debt investments to U.S. companies in the middle market that are generally backed by private equity sponsors. The Company is managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and a wholly owned subsidiary of Carlyle. We derive significant benefit from our ability access and leverage Carlyle’s significant scale, vast resources and world-class talent.

About Carlyle: Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit, and Carlyle AlpInvest. With $474 billion of assets under management as of September 30, 2025, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies, and the communities in which we live and invest. Carlyle employs more than 2,400 people in 27 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

Forward-Looking Statements

Statements included herein contain certain “forward-looking statements” within the meaning of the federal securities laws, including statements with regard to the Company’s redemption of the 2028 Notes. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Completion of the transaction on the terms described above is subject to numerous conditions, many of which are beyond the control of the Company, and such transaction may not be completed on the terms described, or at all. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors,” “Supplementary Risk Factors” and “Special Note Regarding Forward-Looking Statements” in filings we make with the SEC, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors:	Media:
Nishil Mehta	Kristen Ashton
+1 (212) 813-4918	+1 (212) 813-4763
publicinvestor@carlylesecuredlending.com	kristen.ashton@carlyle.com